EXHIBIT 99.1
News Release

TranSwitch Corporation Announces
Second Quarter 2009 Financial Results

Company Achieves Non-GAAP Profitability from Operations

SHELTON, CT – July 30, 2009 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the second quarter ended June 30, 2009.

Net revenues for the second quarter of 2009 were approximately $14.5 million, as compared to net revenues of $14.2 million in the first quarter of 2009 and $8.9 million for the second quarter of 2008.  The GAAP net loss for the second quarter of 2009 was ($1.3) million, or ($0.01) per basic and diluted common share as compared to a net income of $4.0 million, or $0.03 per basic and diluted common share, during the first quarter of 2009 and a net loss of ($4.3) million, or ($0.03) per basic and diluted common share during the second quarter of 2008.

The non-GAAP gross margin for the second quarter was 59%. This is compared to the Company's non-GAAP gross margin of 60% for the first quarter of 2009, and 60% for the second quarter of 2008. Presented on a GAAP basis, the second quarter of 2009 GAAP gross margin was 59% on total revenues. This is compared to the company's GAAP gross margin of 58% for the first quarter of 2009, and 60% for the second quarter of 2008.

Total non-GAAP operating expenses for the second quarter of fiscal 2009 were $8.1 million, down sequentially from the first quarter of fiscal 2009 level of $10.0 million. Total GAAP operating expenses for the second quarter of fiscal 2009 were $8.9 million and included $0.5 million in amortization of purchase price intangibles and $0.3 million in stock-based compensation.

Non-GAAP operating income for the second quarter of fiscal 2009 was $0.5 million compared to a non-GAAP operating loss of ($1.4) million for the first quarter of fiscal 2009 and a non-GAAP operating loss of ($3.5) million for the second quarter of 2008.  On a GAAP basis, the operating loss for the second quarter of fiscal 2009 was ($0.3) million, compared to an operating income of $3.8 million for the first quarter of fiscal 2009 and an operating loss of ($3.7) million for the second quarter of 2008.

Non-GAAP results were a net loss of ($0.5) million, or ($0.00) per share for the second quarter of 2009 compared with a non-GAAP net loss of ($1.2) million, or ($0.01) per share, for the first quarter of 2009 and a non-GAAP net loss of ($4.1) million, or ($0.03) per share, for the second quarter of 2008.  The non-GAAP results for the second quarter 2009 excluded amortization of purchase price intangibles of $0.5 million and stock–based compensation of $0.3 million.

Further information about non-GAAP measures and a reconciliation to the GAAP results is provided after the financials attached to this release.

“We are happy to announce that we have successfully delivered on our promise to achieve operating profitability in the second quarter.  As we entered 2009, our goal was to create a leaner, more efficient, growing, and profitable company which we call the ‘new TranSwitch.’  Now that we have achieved profitability from operations, before non-cash items, at a revenue level of $14.5 million in the most recent quarter, we expect to continue a trend of top line and bottom line improvement as we move forward,” stated Dr. Santanu Das, President and CEO.

“We also successfully delivered on our plan to contain our operating expenses.  In fact, operating expenses for the second quarter were even lower than what we had guided to last May.  We believe that we can hold our expenses roughly at current levels while maintaining our growth prospects for the foreseeable future.  As a result, as our revenues grow, incremental profits should all fall to the bottom line,” added Dr. Das.

 “Overall, we are encouraged by the positive business trends we are seeing in a number of our markets.  Asia-Pacific particularly continues to be strong, and it represents a growing percentage of our business which positions the company well for future growth.   Our backlog continues to be stronger, and we are confident that the company can continue its revenue growth in the second half of 2009,” continued Dr. Das.

“Based on our current backlog, we are forecasting TranSwitch revenues in the third quarter of 2009 to be around $15 million which was our revenue level in the fourth quarter of 2008.   At this revenue level, we should again achieve a non-GAAP operating profit.   We estimate our third quarter 2009 GAAP net loss to be roughly ($0.01) per basic and diluted common share,” concluded Dr. Das.

Additional details on TranSwitch’s second quarter 2009 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-2205 and reference confirmation code: 3825400. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through August 10, 2009.  To access the replay, dial 719-457-0820 and enter confirmation code: 3825400.  Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments restructuring charges and benefits and gain on extinguishment of debt. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

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The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits and gain on extinguishment of debt provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risk that TranSwitch’s and Centillium’s businesses will not be integrated successfully or will be delayed; the risk that the merger of the companies will involve unexpected costs or unexpected liabilities; uncertainties concerning the effect of the merger on relationships with customers, employees and suppliers of either company; and other risks associated with TranSwitch’s businesses such as the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Robert A. Bosi
Chief Financial Officer
Phone: 203.929.8810 ext. 2465
Robert.Bosi@transwitch.com

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net revenues:
Product revenues	$13,758	$8,640	$26,585	$15,534
Service revenues	777	251	2,197	877

Total net revenues	14,535	8,891	28,782	16,411
Cost of revenues:
Cost of product revenues	5,566	3,422	10,746	5,874
Provision for excess and obsolete inventories	87	—	248	23
Cost of service revenues	330	127	926	587
Total cost of revenues	5,983	3,549	11,920	6,484
Gross profit	8,552	5,342	16,862	9,927
Operating expenses:
Research and development	4,292	5,829	9,935	11,378
Marketing and sales	2,723	2,003	5,541	4,130
General and administrative	1,885	1,409	4,050	2,972
Restructuring (benefit) charge and asset impairments	(35)	(176)	(6,192)	72
Total operating expenses	8,865	9,065	13,334	18,552
Operating (loss) income (Note 1)	(313)	(3,723)	3,528	(8,625)
Other income (expense):
Change in fair value of derivative liability	—	(231)	—	(255)
Impairment of investments in non-publicly traded companies	—	—	(31)	—
Other (expense) income	(739)	72	(205)	(142)
Interest income (expense):
Interest income	42	164	76	459
Interest expense	(202)	(489)	(401)	(983)
Interest expense, net	(160)	(325)	(325)	(524)
Total other expense, net	(899)	(484)	(561)	(921)
(Loss) income before income taxes	(1,212)	(4,207)	2,967	(9,546)
Income tax expense	108	113	271	268
Net (loss) income	$(1,320)	$(4,320)	$2,696	$(9,814)

Basic net (loss) income per common share:	$(0.01)	$(0.03)	$0.02	$(0.07)

Basic average common shares outstanding	159,224	132,422	159,106	133,235

Diluted net (loss) income per common share:	$(0.01)	$(0.03)	$0.02	$(0.07)

Diluted average common shares outstanding	159,224	132,422	160,971	133,235

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$11	$17	$24	$34
Research and development	190	222	365	439
Marketing and sales	38	29	81	77
General and administrative	84	63	154	177

Total	$323	$331	$624	$727

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30, 2009	December 31, 2008

ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$8,619	$15,284
Accounts receivable, net	13,999	12,865
Inventories	4,104	4,504
Prepaid expenses and other current assets	2,599	2,526

Total current assets	29,321	35,179

Property and equipment, net	1,662	2,029
Goodwill	24,651	25,079
Other assets	15,105	16,140
Total assets	$70,739	$78,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$19,821	$20,746
Restructuring liabilities, current portion	3,456	5,725

Total current liabilities	23,277	26,471

Restructuring liabilities	11,668	19,664
5.45% Convertible Notes due 2010	10,013	10,013

Total liabilities	44,958	56,148

Total stockholders’ equity	25,781	22,279

Total liabilities and stockholders’ equity	$70,739	$78,427

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
GAAP gross profit	$8,552	$8,310	$5,342	$16,862	$9,927
Add:
Inventory Write-Up Acquired	42	227	-	269	-
Stock-based compensation	11	13	17	24	34
Non-GAAP gross profit	$8,605	$8,550	$5,359	$17,155	$9,961

GAAP gross margin	58.8%	58.3%	60.1%	58.6%	60.5%
Inventory Write-Up Acquired	0.3%	1.6%	0.0%	0.9%	0.0%
Stock-based compensation	0.1%	0.1%	0.2%	0.1%	0.2%
Non-GAAP gross margin	59.2%	60.0%	60.3%	59.6%	60.7%

GAAP research and development expenses	$4,292	$5,643	$5,829	$9,935	$11,378
Less:
Amortization of purchase accounting intangibles	113	119	18	232	36
Stock-based compensation	190	175	222	365	439
Non-GAAP research and development expenses	$3,989	$5,349	$5,589	$9,338	$10,903

GAAP selling, general, and administrative expenses	$4,608	$4,983	$3,412	$9,591	$7,102
Less:
Amortization of purchase accounting intangibles	340	250	88	590	176
Stock-based compensation	122	113	92	235	254
Non-GAAP selling, general, and administrative expenses	$4,146	$4,620	$3,232	$8,766	$6,672

GAAP operating expenses	$8,865	$4,469	$9,065	$13,334	$18,552
Less:
Amortization of purchase accounting intangibles	453	369	106	822	212
Stock-based compensation	312	288	314	600	693
Restructuring charges	(35)	(6,157)	(176)	(6,192)	72
Non-GAAP operating expenses	$8,135	$9,969	$8,821	$18,104	$17,575
Non-GAAP operating income (loss)	$470	$(1,419)	$(3,462)	$(949)	$(7,614)

GAAP net income (loss)	$(1,320)	$4,016	$(4,320)	$2,696	$(9,814)
Less:
Amortization of purchase accounting intangibles	453	369	106	822	212
Stock-based compensation	323	301	331	624	727
Inventory Write-Up Acquired	42	227	-	269	-
Restructuring charges	(35)	(6,157)	(176)	(6,192)	72
Non-GAAP net income (loss)	$(537)	$(1,244)	$(4,059)	$(1,781)	$(8,803)

GAAP basic and diluted net income (loss) per share	$(0.01)	$0.03	$(0.03)	$0.02	$(0.07)
Amortization of purchase accounting intangibles	0.01	-	-	0.01	-
Stock-based compensation	-	-	-	-	-
Inventory Write-Up Acquired	-	-	-	-	-
Restructuring charges	-	(0.04)	-	(0.04)	-
Non-GAAP net income (loss)	$-	$(0.01)	$(0.03)	$(0.01)	$(0.07)